Exhibit 99.1

Investor Relations Contact
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact
Holly Campbell
Adobe Systems Incorporated
408-536-6401
campbell@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Record Quarterly and Annual Revenue

Company Achieves 13 Percent Annual Growth

SAN JOSE, Calif. — December 16, 2008 — Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its fourth quarter and fiscal year ended November 28, 2008.

In the fourth quarter of fiscal 2008, Adobe achieved record revenue of $915.3 million, compared to $911.2 million reported for the fourth quarter of fiscal 2007 and $887.3 million reported in the third quarter of fiscal 2008.  The Company’s reported fourth quarter revenue was slightly above the preliminary revenue range of $912 million to $915 million it provided on December 3, 2008.

“Despite a difficult economic environment in 2008, we were able to achieve record revenue and double digit growth for the sixth consecutive year,” said Shantanu Narayen, president and CEO. “In addition, our consistent execution and disciplined expense management enabled us to significantly exceed our profit targets.  Although we expect 2009 will be a challenging year, we remain excited about the long term market trends driving our business, and are confident we will emerge from the current recession stronger than ever.”

Adobe Reports Record Annual Revenue in Fiscal Year 2008

In fiscal year 2008, Adobe achieved record revenue of $3.580 billion, compared to $3.158 billion in fiscal 2007.  On a year-over-year basis, annual revenue grew 13 percent and was in line with the growth target the Company provided at the outset of the year.

Adobe’s annual GAAP net income was $871.8 million in fiscal 2008, compared to $723.8 million in fiscal 2007.  Adobe’s annual non-GAAP net income was $1.136 billion in fiscal 2008, compared to $965.8 million in fiscal 2007.

GAAP diluted earnings per share for fiscal 2008 were $1.59, compared to $1.21 in fiscal 2007.  Non-GAAP diluted earnings per share for fiscal 2008 were $2.07, compared to $1.61 in fiscal 2007.

Fourth Quarter Fiscal 2008 GAAP Results

Adobe’s GAAP diluted earnings per share for the fourth quarter of fiscal 2008 were $0.46, based on 534.9 million weighted average shares. This compares with GAAP diluted earnings per share of $0.38 reported in the fourth quarter of fiscal 2007 based on 587.9 million weighted average shares, and GAAP diluted earnings per share of $0.35 reported in the third quarter of fiscal 2008 based on 541.3 million weighted average shares.

GAAP operating income was $273.2 million in the fourth quarter of fiscal 2008, compared to $275.8 million in the fourth quarter of fiscal 2007 and $219.5 million in the third quarter of fiscal 2008.  As a percent of revenue, GAAP operating income in the fourth quarter of fiscal 2008 was 29.8 percent, compared to 30.3 percent in the fourth quarter of fiscal 2007 and 24.7 percent in the third quarter of fiscal 2008.

GAAP net income was $245.9 million for the fourth quarter of fiscal 2008, compared to $222.2 million reported in the fourth quarter of fiscal 2007 and $191.6 million in the third quarter of fiscal 2008.

Fourth Quarter Fiscal 2008 Non-GAAP Results

Non-GAAP diluted earnings per share for the fourth quarter of fiscal 2008 were $0.60.  This compares with non-GAAP diluted earnings per share of $0.49 reported in the fourth quarter of fiscal 2007 and non-GAAP diluted earnings per share of $0.50 reported in the third quarter of fiscal 2008.

Adobe’s non-GAAP operating income was $374.9 million in the fourth quarter of fiscal 2008, compared to $362.2 million in the fourth quarter of fiscal 2007 and $351.9 million in the third quarter of fiscal 2008.  As a percent of revenue, non-GAAP operating income in the fourth quarter of fiscal 2008 was 41.0 percent, compared to 39.7 percent in both the fourth quarter of fiscal 2007 and the third quarter of fiscal 2008.

Non-GAAP net income was $320.9 million for the fourth quarter of fiscal 2008, compared to $289.6 million in the fourth quarter of fiscal 2007 and $269.1 million in the third quarter of fiscal 2008.

Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

First Quarter Fiscal 2009 Financial Targets

For the first quarter of fiscal 2009, Adobe reaffirmed the financial targets that it previously provided on December 3, 2008.  The Company is targeting Q1 revenue of $800 million to $850 million, an operating margin of 26 to 28 percent on a GAAP basis, and an operating margin of 37 to 38 percent on a non-GAAP basis.

In addition, Adobe is targeting its share count to be between 530 million and 534 million shares in the first quarter.  The Company also is targeting non-operating income to be between $3 million and $5 million.  Adobe’s GAAP and non-GAAP tax rates are expected to be approximately 24 percent.

These targets lead to a first quarter diluted earnings per share target range of $0.30 to $0.35 on a GAAP basis, and an earnings per share target range of $0.43 to $0.47 on a non-GAAP basis.

Reconciliation between GAAP and non-GAAP financial targets is provided at the end of this press release.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, operating income, operating margin, non-operating income, tax rate, share count, earnings per share, business momentum and long-term market trends, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: adverse changes in general economic or political conditions in any of the major countries in which Adobe does business, failure to develop, market and distribute new products or upgrades to existing products that meet customer requirements, introduction of new products and business models by existing and new competitors, failure to successfully manage transitions to new business models and markets, difficulty in predicting revenue from new businesses, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from third-party infringers, use, disclosure or malicious attack, failure to realize the anticipated benefits of past or future acquisitions and difficulty in integrating such acquisitions, failure to manage Adobe’s sales and distribution channels effectively, disruption of Adobe’s business due to catastrophic events, risks associated with international operations, fluctuations in foreign currency exchange rates, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or intangible assets, unanticipated changes in, or interpretations of, tax rules and regulations, Adobe’s inability to attract and retain key personnel, impairment of Adobe’s investment portfolio due to further deterioration of the capital markets, market risks associated with Adobe’s equity investments, and interruptions or terminations in Adobe’s relationships with turnkey assemblers. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

The financial information set forth in this press release reflects estimates based on information available at this time.  These amounts could differ from actual reported amounts stated in Adobe’s Annual Report on Form 10-K for our fiscal year ended November 28, 2008, which the Company expects to file in January 2009.  Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information – anytime, anywhere and through any medium. For more information, visit www.adobe.com.

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© 2008 Adobe Systems Incorporated. All rights reserved. Adobe and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	November 28, 2008	November 30, 2007	November 28, 2008	November 30, 2007

Revenue:
Products	$864,466	$872,375	$3,396,542	$3,019,524
Services and support	50,835	38,836	183,347	138,357
Total revenue	915,301	911,211	3,579,889	3,157,881

Total cost of revenue:
Products	63,732	77,286	266,389	270,818
Services and support	22,706	21,310	96,241	83,876
Total cost of revenue	86,438	98,596	362,630	354,694

Gross profit	828,863	812,615	3,217,259	2,803,187

Operating expenses:
Research and development	153,148	162,847	662,057	613,242
Sales and marketing	275,942	282,065	1,089,341	984,388
General and administrative	80,128	73,978	337,291	274,982
Restructuring charges	29,428	—	32,053	555
Amortization of purchased intangibles and incomplete technology	17,024	17,893	68,246	72,435
Total operating expenses	555,670	536,783	2,188,988	1,945,602

Operating income	273,193	275,832	1,028,271	857,585

Non-operating income (expense):
Interest and other income, net	9,069	16,858	43,847	82,724
Interest expense	(1,992)	(78)	(10,019)	(253)
Investment (loss) gain	(3,926)	(1,935)	16,409	7,134
Total non-operating income, net	3,151	14,845	50,237	89,605
Income before income taxes	276,344	290,677	1,078,508	947,190
Provision for income taxes	30,427	68,469	206,694	223,383
Net income	$245,917	$222,208	$871,814	$723,807
Basic net income per share	$0.47	$0.39	$1.62	$1.24

Shares used in computing basic net income per share	528,803	574,716	539,373	584,203
Diluted net income per share	$0.46	$0.38	$1.59	$1.21

Shares used in computing diluted net income per share	534,896	587,865	548,553	598,775

Condensed Consolidated Balance Sheets

(In thousands, except per share data; unaudited)

	November 28,	November 30,
	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$886,450	$946,422
Short-term investments	1,132,752	1,047,432
Trade receivables, net of allowances for doubtful accounts of $4,128 and $4,398, respectively	467,234	318,145
Other receivables	45,835	44,666
Deferred income taxes	110,713	171,472
Prepaid expenses and other assets	92,119	44,714
Total current assets	2,735,103	2,572,851

Property and equipment, net	313,037	289,758
Goodwill	2,134,730	2,148,102
Purchased and other intangibles, net	214,960	367,644
Investment in lease receivable	207,239	207,239
Other assets	216,529	128,085
	$5,821,598	$5,713,679

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$55,840	$41,724
Accrued expenses	399,969	408,579
Accrued restructuring	35,690	3,731
Income taxes payable	27,136	215,058
Deferred revenue	243,964	183,318
Total current liabilities	762,599	852,410

Long-term liabilities:
Debt	350,000	—
Deferred revenue	31,356	25,950
Accrued restructuring	6,214	13,987
Income taxes payable	123,182	—
Deferred income taxes	117,328	148,943
Other liabilities	20,565	22,407
Total liabilities	1,411,244	1,063,697

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	2,396,819	2,340,969
Retained earnings	4,913,406	4,041,592
Accumulated other comprehensive income	57,222	27,948
Treasury stock, at cost (74,723 and 29,425 shares, respectively), net of reissuances	(2,957,154)	(1,760,588)
Total stockholders’ equity	4,410,354	4,649,982
	$5,821,598	$5,713,679

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended
	November 28, 2008	November 30, 2007
Cash flows from operating activities:
Net income	$245,917	$222,208
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	69,732	78,190
Stock-based compensation expense, net of tax	33,133	(11,667)
Net investment (gains) losses	(7,147)	4,058
Changes in deferred revenue	42,716	17,166
Changes in operating assets and liabilities	(45,991)	89,405

Net cash provided by operating activities	338,360	399,360

Cash flows from investing activities:
Purchases of short-term investments, net of sales and maturities	(262,489)	358,572
Purchases of property and equipment	(23,311)	(28,131)
Purchases of long term investments and other assets, net of sales	(9,833)	(26,252)
Acquisitions, net of cash	(4,069)	(8,798)

Net cash (used for) provided by investing activities	(299,702)	295,391

Cash flows from financing activities:
Purchases of treasury stock	(299,980)	(500,002)
Reissuances of treasury stock	17,711	161,541
Excess tax benefits from stock-based compensation	8,348	30,654

Net cash used for financing activities	(273,921)	(307,807)

Effect of exchange rate changes on cash and cash equivalents	(12,550)	195
Net (decrease) increase in cash and cash equivalents	(247,813)	387,139
Cash and cash equivalents at beginning of period	1,134,263	559,283
Cash and cash equivalents at end of period	$886,450	$946,422

Non-GAAP Results

(In thousands, except per share data)

The following tables show Adobe’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended			Year Ended
	November 28, 2008	November 30, 2007	August 29, 2008	November 28, 2008	November 30, 2007

Operating income:

GAAP operating income	$273,193	$275,832	$219,469	$1,028,271	$857,585
Stock-based and deferred compensation expense	33,246	39,791	48,260	172,928	149,987
Restructuring charges	29,428	—	1,194	32,053	555
Amortization of purchased intangibles, technology license arrangements and incomplete technology	38,996	46,570	82,996	202,134	200,810
Non-GAAP operating income	$374,863	$362,193	$351,919	$1,435,386	$1,208,937

Net income:

GAAP net income	$245,917	$222,208	$191,608	871,814	723,807
Stock-based and deferred compensation expense	33,246	39,791	48,260	172,928	149,987
Restructuring charges	29,428	—	1,194	32,053	555
Amortization of purchased intangibles, technology license arrangements and incomplete technology	38,996	46,570	82,996	202,134	200,810
Resolution of an income tax audit	—	—	(20,712)	(20,712)	—
R & D tax benefit	—	—	—	—	(12,330)
Investment (gain) loss	3,926	1,935	(2,097)	(16,409)	(7,134)
Income tax adjustments	(30,607)	(20,893)	(32,199)	(106,094)	(89,876)
Non-GAAP net income	$320,906	$289,611	$269,050	$1,135,714	$965,819

Diluted earnings per share:

GAAP diluted earnings per share	$0.46	$0.38	$0.35	$1.59	$1.21
Stock-based and deferred compensation expense	0.06	0.07	0.09	0.32	0.25
Restructuring charges	0.06	—	—	0.06	—
Amortization of purchased intangibles, technology license arrangements and incomplete technology	0.07	0.08	0.15	0.37	0.34
Resolution of an income tax audit	—	—	(0.04)	(0.04)	—
R & D tax benefit	—	—	—	—	(0.02)
Investment (gain) loss	0.01	—	—	(0.03)	(0.01)
Income tax adjustments	(0.06)	(0.04)	(0.05)	(0.20)	(0.16)
Non-GAAP diluted earnings per share	$0.60	$0.49	$0.50	$2.07	$1.61

Shares used computing diluted earnings per share	534,896	587,865	541,311	548,553	598,775

	Three Months Ended			Year Ended
	November 28, 2008	November 30, 2007	August 29, 2008	November 28, 2008	November 30, 2007
Operating expenses:

GAAP operating expenses	$555,670	$536,783	$556,937	$2,188,988	$1,945,602
Stock-based and deferred compensation expense	(32,400)	(38,577)	(46,841)	(168,631)	(144,489)
Restructuring charges	(29,428)	—	(1,194)	(32,053)	(555)
Amortization of purchased intangibles, technology license arrangements and incomplete technology	(17,024)	(17,893)	(33,802)	(85,024)	(72,435)
Non-GAAP operating expenses	$476,818	$480,313	$475,100	$1,903,280	$1,728,123

	Three Months Ended			Year Ended
	November 28, 2008	November 30, 2007	August 29, 2008	November 28, 2008	November 30, 2007

Operating margin:

GAAP operating margin	29.8%	30.3%	24.7%	28.7%	27.2%
Stock-based and deferred compensation expense	3.6	4.4	5.4	4.8	4.7
Restructuring charges	3.2	—	0.1	0.9	—
Amortization of purchased intangibles, technology license arrangements and incomplete technology	4.4	5.0	9.5	5.7	6.4
Non-GAAP operating margin	41.0%	39.7%	39.7%	40.1%	38.3%

Three Months November 28, 2008

Effective income tax rate:

GAAP effective income tax rate	11.0%
Stock-based and deferred compensation expense	1.7
Restructuring charges	1.4
Amortization of purchased intangibles, technology license arrangements and incomplete technology	1.9
Resolution of an income tax audit	—
Non-GAAP effective income tax rate	16.0%

First Quarter Fiscal Year 2009 Non-GAAP Financial Targets

(In millions, except per share data)

The following tables show the Company’s first quarter fiscal year 2009 non-GAAP financial targets reconciled to GAAP financial targets included in this release.

	First Quarter Fiscal 2009
	Low	High

Operating margin:

GAAP operating margin	26.0%	28.0%
Stock-based and deferred compensation expense	5.7	5.4
Restructuring charges	1.6	1.2
Amortization of purchased intangibles, technology license arrangements and incomplete technology	3.7	3.4
Non-GAAP operating margin	37.0%	38.0%

	First Quarter Fiscal 2009
	Low	High

Diluted earnings per share:

GAAP diluted earnings per share	$0.30	$0.35
Stock-based and deferred compensation expense	0.08	0.08
Restructuring charges	0.02	0.01
Amortization of purchased intangibles, technology license arrangements and incomplete technology	0.05	0.05
Income tax adjustments	(0.02)	(0.02)
Non-GAAP diluted earnings per share	$0.43	$0.47

Shares used in computing diluted earnings per share	534.0	530.0

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review, as applicable,  both GAAP information that includes the stock-based and deferred compensation impact, restructuring charges, amortization of purchased intangibles, technology license arrangements and incomplete technology, the resolution of an income tax audit, R&D tax benefit, investment gains and losses, and the related tax impact of all of these items, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.